UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2017, United Therapeutics Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the License Agreement, dated November 14, 2008 (the “Agreement”), with Eli Lilly and Company (“Lilly”). Under the Agreement, Lilly granted the Company an exclusive license for the right to develop, market, promote and commercialize Adcirca® (tadalafil) for the treatment of pulmonary hypertension in the United States. Under the Agreement, the Company is obligated to pay Lilly royalties equal to five percent of the Company’s net product sales of Adcirca.  The purpose of the Amendment is to clarify and extend the term of the Agreement and to amend the economic terms of the Agreement following a patent expiry in November 2017.

The Agreement originally provided that it would terminate upon the later of: (1) expiration, lapse, cancellation, abandonment or invalidation of the last claim to expire within a Lilly patent covering the commercialization of Adcirca for the treatment of pulmonary hypertension in the United States; or (2) expiration of any government-conferred exclusivity rights to use Adcirca for the treatment of pulmonary hypertension in the United States.

A U.S. patent for Adcirca for the treatment of pulmonary hypertension will expire in November 2017. Lilly has two additional patents expiring in April and November 2020, respectively, covering Adcirca and claiming pharmaceutical compositions and free drug particulate forms (the “2020 Patents”). The Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office issued a final written decision finding these patents invalid as the result of an inter partes review proceeding initiated by Actelion Pharmaceuticals Ltd. Lilly’s appeal of the PTAB’s decision is pending before the United States Court of Appeals for the Federal Circuit.

The Company has previously disclosed that it is likely to face generic competition for Adcirca following the expiration of the November 2017 patent. FDA has already tentatively approved ANDAs filed by at least two generic companies to market generic versions of Adcirca.

Under the Amendment, the term of the agreement has been amended and extended so that the Agreement will now expire on the latest to occur of (1) expiration, lapse, cancellation, abandonment or invalidation of the last claim to expire within a Lilly patent covering the commercialization of Adcirca for the treatment of pulmonary hypertension in the United States; (2) expiration of any government-conferred exclusivity rights to use Adcirca for the treatment of pulmonary hypertension in the United States; or (3) December 31, 2020. As a result, even if generic competition begins in November 2017, the Company will continue to market and sell branded Adcirca. As amended, the Agreement may be terminated by either party upon six months’ written notice to the other party.

Under the terms of the Amendment, beginning on December 1, 2017, the Company will pay Lilly (a) a ten percent royalty on net product sales of Adcirca; and (b) milestone payments equal to $325,000 for each $1,000,000 in net product sales. In the event that Lilly prevails in one or both of the appeals noted above: (a) the previous five percent royalty rate will apply and the effective date of the new payment structure will be deferred until the expiration, lapse, abandonment or invalidation of the last claim of the 2020 Patents covering commercialization of Adcirca for pulmonary hypertension; and (b) to the extent the Company had previously paid amounts in excess of five percent, those amounts will be refunded by Lilly.

This summary is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1.

Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding the outlook of the Company’s Adcirca business and its agreements with Lilly. These forward-looking statements are subject to certain risks and uncertainties, such as those described in the Company’s periodic and other reports filed with the Securities and Exchange Commission that could cause actual results to differ materially from anticipated results, and are qualified by the cautionary statements, cautionary language and risk factors set forth in the Company’s periodic reports and documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company claims claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company is providing this information as of May 18, 2017, and assumes no obligation to update or revise the information contained in this Current Report on Form 8-K whether as a result of new information, future events or any other reason.

Item 9.01. Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to License Agreement, dated as of May 17, 2017, by and between United Therapeutics Corporation and Eli Lilly and Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: May 18, 2017	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel